UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 7, 2009

(Date of earliest event reported)  April 1, 2009

NITRO PETROLEUM INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-50932	98-0488493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 N.W. Expressway, Suite 260
Oklahoma City, Oklahoma	73132
(Address of principal executive offices)	(Zip Code)

(405) 728-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information To Be Included in the Report

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2009, the Board of Directors of Nitro Petroleum Incorporated (the “Company”) announced the appointment of Shane Broesky, 25, to the position of Chief Financial Officer and member of the Company’s Board of Directors, effective April 1, 2009.

Mr. Broesky has an extensive business background that includes management positions in a number of private corporations involved in sales, computers and public relations. From June 2004 to October 2005, he served as the Assistant Call Center Manager for Teleperformance USA, a contact center management company. During January 2006 to October 2008, Mr. Broesky was the Vice President of Operations at Surf Communications Inc., an outdoor advertising company, and the Operations Manager at Body Billboards, a promotional products company. Currently, Mr. Broesky is the President of Choice Capital Investments Inc., an investment firm specializing in the oil and natural gas industry. Additionally, Mr. Broesky is the President and Co-Founder of The Choice Club, an entrepreneurial organization based in Edmonton, Alberta, Canada.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITRO PETROLEUM INCORPORATED

By /s/ Larry Wise

Larry Wise, President and CEO

April 7, 2009

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Presss release dated April 2, 2009	Filed herewith electronically